Exhibit 32

AMANASU TECHNO HOLDINGS CORPORATION

Certification of Chairman and Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the registrant certifies, to the best of his knowledge, that the registrant's Quarterly Report on Form 10Q for the period ended March 31 2011 (the "Form 10Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10Q, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: August 22, 2011

By: /s/ Atsushi Maki

Atsushi Maki
Chairman & Chief Executive Officer
Chief Financial Officer